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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Collectors Universe, Inc. on Form S-8 of our report dated August 27, 1999 (September 1, 1999 as to Note 14 and October 28, 1999 as to the effect of the restatement described in Note 15), appearing in the Prospectus filed with the Securities and Exchange Commission on November 5, 1999, pursuant to Rule 424(b) under the Securities Act of 1933 related to Registration Statement No. 333-86449 on Form S-1 of Collectors Universe, Inc.

DELOITTE & TOUCHE LLP

Costa Mesa, California
April 11, 2000